EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on form S-8 for the Spanlink Communications, Inc. 1996 Omnibus Stock Plan of our report dated February 13, 1997, which appears in the Annual Report on Form 10-KSB for the year ended December 31, 1996.



Price Waterhouse LLP
Minneapolis, Minnesota
June 30, 1997